UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	98-0554932 (IRS Employer Identification No.)

33, Boulevard Prince Henri L-1724 Luxembourg Grand Duchy of Luxembourg (Address of principal executive offices)	L-1724 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Cash Exercise Stakeholder Warrants	The Nasdaq Stock Market LLC

Net Settle Stakeholder Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby (i) Cash Exercise Stakeholder Warrants and (ii) Net Settle Stakeholder Warrants (collectively, the “Warrants”) of Altisource Portfolio Solutions S.A., a Luxembourg société anonyme, or public limited liability company having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of the Warrants” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-284648) initially filed with the U.S. Securities and Exchange Commission on January 31, 2025 (as amended from time to time, the “Registration Statement”). The description of the Warrants included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed as part of this registration statement:

No.	Exhibit
4.1	Warrant Agent Agreement (including forms of warrants), dated March 31, 2025, between the Company and Equiniti Trust Company, LLC, as Warrant Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the U.S. Securities and Exchange Commission on April 2, 2025).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Altisource Portfolio Solutions S.A.

Date: May 6, 2025	By:	/s/ Michelle Esterman
Michelle Esterman
Chief Financial Officer